UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BNL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
BNL FINANCIAL CORPORATION

To Be Held May 27, 2010

The Annual Meeting of Shareholders of BNL Financial Corporation will be held at the Radisson Hotel Des Moines Airport, 6800 Fleur Dr., Des Moines, Iowa, commencing at 12:00 noon,  local time, (and thereafter as it may be from time to time adjourned) for the following purposes:

1.	Election of fourteen Directors;

2.	Ratification of the appointment by the Board of Directors of Smith, Carney & Co., p.c. (“Smith Carney”), as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	Consideration of such other business as may properly come before the meeting.

The close of business on April 15, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Pamela Randolph, Secretary
Sherwood, AR
April 30, 2010

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.  IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

PROXY STATEMENT
_____________

BNL FINANCIAL CORPORATION

GENERAL INFORMATION

This Proxy Statement and accompanying proxy form are being mailed to shareholders on April 30, 2010, in connection with the solicitation of proxies by the Board of Directors of BNL Financial Corporation ("BNL" or the "Company") to be voted at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel Des Moines Airport, 6800 Fleur Dr., Des Moines, Iowa, commencing at 12:00 noon on May 27, 2010, and any adjournment thereof.  All expenses of this solicitation will be paid by the Company.

If a proxy in the enclosed form is duly executed and returned, the shares of the Company's common stock, no par value, (the "Common Stock") represented thereby, where specification is made by the shareholder on the proxy, will be voted in accordance with such specification.  Proxies are revocable until exercised. Proxies may be revoked by delivering either a later dated and properly executed proxy, or a written notice of revocation to the Secretary of the Company or in person at the Annual Meeting at any time prior to the voting thereof.

Only shareholders of record at the close of business on April 15, 2010, have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof.  As of that date, 15,118,124 shares of the Company's Common Stock were outstanding (excluding treasury shares).

Each shareholder of record is entitled to one vote for each share of Common Stock held.  There are no cumulative voting rights.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is the presence, in person or by proxy, of a majority of the votes entitled to be cast with respect to a matter to be acted upon at the Annual Meeting.

The Company will count abstentions in determining both the presence or absence of a quorum for the transaction of business at the Annual Meeting, as well as with respect to the total number of votes cast with respect to a matter to be acted upon at the Annual Meeting.  Accordingly, abstentions will have the same effect as a vote against a proposal.

Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a matter to be acted upon at the Annual Meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Shareholders

The following table reflects the persons known to the Company to be the beneficial owners of 5% or more of the Company's voting securities as of April 15, 2010:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class as of April 15, 2010

Common Stock	Wayne E. Ahart	4,712,216(2)	31.17%
	8017 Cobblestone
	Austin, TX 78735

Common Stock	Barry N. Shamas	2,801,816(3)	18.53%
	1095 Hidden Hills Dr
	Dripping Springs, TX 78620

Common Stock	C. Don Byrd	1,852,719 (4)	12.25%
	1725 S. 50th Unit 144
	W. Des Moines, IA 50265

Common Stock	Kenneth Tobey	1,161,762	7.68%
	333 Links Dr Apt 310
	Texarkana, AR 71854

(1) To the Company's knowledge, all shares are beneficially owned by, and the sole voting and investment power is held by the persons named, except as otherwise indicated.

(2) This includes 133,290 shares owned directly by Wayne Ahart and Wayne Ahart’s indirect ownership of   1,200,000 shares which are owned by National Iowa Corporation and 649,363 shares which are owned by Arkansas National Corporation.  Wayne Ahart controls both National Iowa Corporation and Arkansas National Corporation and votes the shares of the Company’s common stock owned by both corporations.   LeRene Ahart, as a shareholder in National Iowa Corporation and Arkansas National Corporation, has an indirect pecuniary interest in 1,200,000 shares of the Company’s common stock owned by National Iowa Corporation and 649,363 shares of the Company’s common stock owned by Arkansas National Corporation.  Wayne Ahart has voting control of all 2,400,000 shares of the Company’s common stock owned by  National Iowa Corporation and all 2,178,926 shares of the Company’s common stock owned by Arkansas National Corporation plus the 133,290 shares which are owned directly by Wayne Ahart.  Consequently, Wayne Ahart has voting control of 4,712,216 (31.17%) shares of the Company’s common stock.

(3) Includes 1,400,000 shares held in the name of Life Industries of Iowa, Inc., and 1,335,171 shares held in the name of Arkansas Industries Corporation, both of which are controlled by Mr. Shamas.

(4) All of Mr. Byrd's shares are subject to a right of first refusal of the Company to acquire said shares on the same terms and conditions as any proposed sale or other transfer by Mr. Byrd.

Security Ownership of Management

The following table sets forth, as of April 15, 2010, certain information concerning the beneficial ownership of the Company's Common Stock by each director (these are also director nominees) and each executive officer of the Company and by all directors and executive officers as a group:

Title of Class	Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class as of April 15, 2010
Common	Wayne E. Ahart	4,712,216	(2)	31.17%
Common	Cecil L. Alexander	37,088		.25%
Common	Richard L Barclay	48,788		.32%
Common	C. Donald Byrd	1,852,719	(3)	12.25%
Common	Eugene A. Cernan	37,088		.25%
Common	Hayden Fry	69,272		.46%
Common	John Greig	50,102		.33%
Common	Roy E. Ledbetter	37,088		.25%
Common	C. James McCormick	13,708		.09%
Common	John E. Miller	47,111		.31%
Common	Robert R Rigler	3,295		.02%
Common	L. Stanley Schoelerman	20,000		.13%
Common	Barry N. Shamas	2,801,816	(4)	18.53%
Common	Kenneth Tobey	1,161,762		7.68%
Common	All Executive Officers and Directors as a group (14 persons)	10,892,053		72.05%

(1) To the Company's knowledge all shares are beneficially owned by the persons named, except as otherwise indicated, and they hold the sole voting and investment power.

(2) This includes 133,290 shares owned directly by Wayne Ahart and Wayne Ahart’s indirect ownership of   1,200,000 shares which are owned by National Iowa Corporation and 649,363 shares which are owned by Arkansas National Corporation.  Wayne Ahart controls both National Iowa Corporation and Arkansas National Corporation and votes the shares of the Company’s common stock owned by both corporations.   LeRene Ahart, as a shareholder in National Iowa Corporation and Arkansas National Corporation, has an indirect pecuniary interest in 1,200,000 shares of the Company’s common stock owned by National Iowa Corporation and 649,363 shares of the Company’s common stock owned by Arkansas National Corporation.  Wayne Ahart has voting control of all 2,400,000 shares of the Company’s common stock owned by  National Iowa Corporation and all 2,178,926 shares of the Company’s common stock owned by Arkansas National Corporation plus the 133,290 shares which are owned directly by Wayne Ahart.  Consequently, Wayne Ahart has voting control of 4,712,216 (31.17%) shares of the Company’s common stock.

(3) All of Mr. Byrd's shares are subject to a right of first refusal of the Company to acquire said shares on the same terms and conditions as any proposed sale or other transfer by Mr. Byrd.

(4) Includes 1,400,000 shares held in the name of Life Industries of Iowa, Inc., and 1,335,171 shares held in the name of Arkansas Industries Corporation, both of which are controlled by Mr. Shamas.

Other Information About the Company’s Common Stock

During the last five years the stock has not traded on any established trading market.

On March 21, 2005, the Company entered into a Stock Purchase Agreement with Universal Guaranty Life Insurance Company (“UGL”). Wayne E. Ahart, Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer, was also a party to the Stock Purchase Agreement.

On April 15, 2005, the Company purchased 2,216,776 shares of its Common Stock, approximately 11% of the Company's outstanding Common Stock, from Universal Guaranty Life Insurance Company, at a purchase price of $2,300,000 (approximately $1.04 per share) which purchase and purchase price were negotiated.

Mr. Ahart was a party to an agreement dated August 16, 1986, with Commonwealth Industries, Inc. (“CIC”) whereby if Mr. Ahart or CIC agreed to sell their shares of the Company to a bona fide third party purchaser, the shares of both Mr. Ahart and CIC would be sold together to such purchaser. UGL is the successor in interest to CIC. Upon the closing of the Company’s purchase of the Shares owned by UGL, this agreement was terminated and the Company did not purchase any of Mr. Ahart’s shares.

Beginning on June 8, 2006, the Company made an issuer tender offer (with a Form TO filing with the Securities and Exchange Commission) at a purchase price of $1.00 per share ("2006 Issuer Tender Offer").  The 2006 Issuer Tender Offer terminated on September 8, 2006, and as a result the Company purchased 1,192,729 shares of its Common Stock for a total amount of $1,192,729.  From time to time during 2006, some shareholders requested that the Company purchase their shares and the Company did purchase a total of 55,562 shares from such shareholders at a price of $1.00 per share.

The Company made an issuer tender offer effective June 8, 2007 (with a Form TO filing with the Securities and Exchange Commission) at a purchase price of $1.25 per share ("2007 Issuer Tender Offer").  The 2007 Issuer Tender Offer terminated on September 10, 2007, and as a result the Company purchased 420,247 shares of its Common Stock for a total amount of $525,309.  The Company purchased an additional 183,100 shares at the request of shareholders at $1.25 per share in 2007. During 2008 the Company purchased 16,680 shares of its common stock at the request of shareholders at $1.25 per share.

During 2009, at the request of shareholders, the Company purchased 42,788 shares at $1.28 per share of its common stock and 81,067 at $1.25 per share of its common stock.

In March 2010, the Board of Directors directed that no further purchases of outstanding common stock will be made by the Company without Board approval.

Mr. Byrd and the Company entered into an agreement, dated December 21, 1990, whereby the Company acquired a right of first refusal to purchase all of the shares of the Company's Common Stock owned by Mr. Byrd on the same terms and conditions that would apply in any proposed sale, pledge or other transfer of the shares by Mr. Byrd.  The Company must exercise its right of first refusal within thirty days after receiving notification from Mr. Byrd of any such proposed transaction in the shares, and make payment for the shares within forty-five days after acceptance.  The right of first refusal may be exercised only as to all of such shares and not as to any lesser amount.  Mr. Byrd has retained the right to transfer his shares to a trust controlled by him or to members of his family or heirs in the event of death, but all of the shares so transferred remain subject to the Company's right of first refusal as to any subsequent transfer.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2009, all of our directors and executive officers timely met such filing requirements.  Based on filings made with the SEC, we believe that during the fiscal year ending December 31, 2009, the Company had three persons who were greater than 10% beneficial owners, Wayne Ahart, Don Byrd and Barry Shamas, see charts and data above.

ELECTION OF DIRECTORS
(ITEM 1)
Directors and Nominees

Under the Bylaws of the Company, the Shareholders are to elect Directors at the Annual Meeting to hold office until the next Annual Meeting of Shareholders.  Proxies solicited by the Board of Directors, if properly signed and returned, will be voted in favor of the election of the nominees listed below as Directors of the Company.  Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, the number of Directors will be reduced accordingly with no replacement to be named.  Each of the nominees has served or currently serves as a Director of Brokers National Life Assurance Company ("BNLAC"), the Company's wholly owned life insurance subsidiary.

The Board does not have a policy on Board member attendance at the annual meeting of shareholders  nine of our directors attended the 2009 Annual Meeting of Shareholders.  The following persons are nominees for election as directors of the Company; the Board recommends that shareholders vote FOR ALL of them:

Name	Age	First Became Director Or Executive Officer
Wayne E. Ahart	70	1984
C. Donald Byrd	69	1984
Kenneth Tobey	51	1988
Barry N. Shamas	63	1984
Cecil Alexander	74	1989
Richard Barclay	72	1989
Eugene A. Cernan	76	1989
Hayden Fry	81	1984
John Greig	75	1984
Roy Ledbetter	80	1989
C. James McCormick	85	1984
John E. Miller	81	1988
Robert R. Rigler	87	1989
L Stanley Schoelerman	85	1984

Qualifications and Background

Wayne E. Ahart has served as Chairman of the Board of BNL since 1984 and BNLAC since 1986.  He has served as Chairman of the Board of BNLE since 1988 and served as Chairman of the Board of United Arkansas Life from 1990 to 1994.  Prior to that time, Mr. Ahart served as Board Chairman of:  Investors Trust, Inc. ("ITI") and its subsidiary, Investors Trust Assurance Company ("ITAC"), both of Indianapolis, Indiana (1973-1987); Liberty American Corporation ("LAC")(President since 1981) and its subsidiary Liberty American Assurance Company ("LAAC"), both of Lincoln, Nebraska (1975-1987); and (Chairman and President) American Investors Corporation ("AIC") and its subsidiary, Future Security Life Insurance Company ("FSL"), both of Austin, Texas (1980-1987).  Mr. Ahart has been owner and Chairman of the Board of Lone Star Pizza Garden Inc. from 1986 to the present.

C. Don Byrd has been Vice Chairman of the Board of BNL, BNLE and BNLAC since August 1, 1994.  Mr. Byrd was President and a Director of BNL and BNLAC since 1984 and 1986, respectively.  Mr. Byrd was Agency Director of FSL from 1983 to 1984 and Regional Director of AIC 1981 to 1983.  He was an agent and Regional Director of ITI and ITAC from 1974 to 1981.

Kenneth Tobey has been President and Director of BNLAC and BNL since August 1, 1994.  Mr. Tobey has served as President of BNLE since 1988 and served as President of United Arkansas Life from 1990 to 1994.  He served as Assistant to the President and Training Director of BNLAC from 1986 to 1988.  From 1981 to 1986, Mr. Tobey served in various capacities for AIC and FSL, including Agent, Regional Manager, Executive Sales Director and Assistant to the President.

Barry N. Shamas has served as Executive Vice President, Secretary and Treasurer of BNLE since 1988 and United Arkansas Life from 1990 to 1994.  Since 1984 and 1986, respectively, he has served as Executive Vice President and Director of BNL and BNLAC, which positions he presently holds.  He served in various capacities for ITI and ITAC, including Executive Vice President, Senior Vice President, Treasurer and Financial Vice President beginning in 1976 through 1987.  Mr. Shamas served as Executive Vice President, Secretary/Treasurer and as Director of AIC and FSL from 1980 and 1983, respectively, until 1987.  From 1978 through 1987, Mr. Shamas served as a Director and a member of the Executive Committee of LAC and LAAC.  Mr. Shamas has been a director of Arkansas Life and Health Insurance Guaranty Association, an Arkansas governmental organization, since July 2006.

Cecil L. Alexander retired Vice President of Public Affairs for Arkansas Power & Light Company, where he has been employed since 1980.  Prior to joining the AP&L Executive Staff, Mr. Alexander served for 16 years in the Arkansas General Assembly, and during 1975-76, was Speaker of the House of Representatives.  Since 1971, Mr. Alexander has been involved in the real estate business as a partner in Heber Springs Realty.  He is a past president of the Cleburne County Board of Realtors and has served on the governmental affairs committee of the Arkansas Association of Realtors.  Alexander is currently on the Advisory Board of Directors of V.E. Bank of Heber Springs, the Board of Directors of the Arkansas Tourism Development Foundation, and the Board of Directors of the Baptist Foundation.

Richard L. Barclay, a Certified Public Accountant, retired as Director of Arkansas Department of Finance and Administration and as the state's Chief Fiscal Officer.  He has returned to private practice with Beall, Barclay & Co., Certified Public Accountants in Rogers, Arkansas.  He was an advisory Director of Regions Bank of Rogers from 1998 to December 2006.  He joined United Bank as a Director, January 2007.  He served as President and Board member of the Arkansas Society of Certified Public Accountants and is a member of the American Institute of Certified Public Accountants.  He was a member of the Arkansas House of Representatives from 1977 until 1992.

Eugene A. Cernan has been President and Chairman of the Board of The Cernan Corporation since 1981.  Captain Cernan retired from the U. S. Navy in 1976 after serving 20 years as a naval aviator, 13 of which were dedicated to direct involvement with the U. S. Space Program as a NASA Astronaut.  Captain Cernan was the pilot on the Gemini 9 mission and the second American to walk in space; lunar module pilot of Apollo 10; and Spacecraft Commander of Apollo 17, which resulted in the distinction of being the last man to have left his footprints on the surface of the moon.  In 1973, he served as a Senior United States Negotiator in discussions with USSR on the Apollo-Soyuz Mission.  Mr. Cernan served as Executive Consultant of Aerospace and Government of Digital Equipment Corporation from 1986 to 1992, and he was a Director and Vice President-International of Coral Petroleum, Inc., Houston, Texas from 1976 to 1981.  Captain Cernan is presently a Director of National Air and Space Museum and Smithsonian Educational Foundation. Captain Cernan is also a member of the Board of Trustees of the U. S. Naval Aviation Museum, NFL Alumni and Major League Baseball Players Alumni Association.  In addition, Captain Cernan has served as a consultant commentator to ABC News.

Hayden Fry was Head Football Coach at the University of Iowa from 1979 to 1998, now retired.  He was Head Football Coach at North Texas State University from 1973 to 1978 and at Southern Methodist University from 1962 to 1972.  He was named Football Coach of the Year in the Big Ten (1981, 1990, 1991), the Missouri Valley Conference (1973), and the Southwest Conference (1962, 1966 and 1968).  He was on the Board of Advisors of Wilson Sporting Goods; the Board of Trustees of Pop Warner Football; and the American Football Coaches Association and was the 1993 President of the AFCA.  He was President of Hawkeye Marketing Group from 1979 - 1984.  He is a member of the Board of Directors of Berthel Fisher Co and was a member of the Board of Directors of the PPI Group. He was elected into the College Football Hall of Fame in 2003.

John Greig has been President of Greig and Co. from 1967 - 2007.  He is a Director of Northstar Bank, NW., Estherville, Iowa.  He has been President of the Iowa Cattlemen's Association (1975-1976) and a member of the Executive Committee of the National Cattlemen’s Association (1975-1976).  He was a member of the Iowa Board of Regents from 1985 to 1991.  He was elected as an Iowa State Representative from 1993 to 1999.

Roy E. Ledbetter is retired as President and Chief Executive Officer of Highland Industrial Park, a division of Highland Resources, Inc. in East Camden, Arkansas.  He holds a Bachelor of Science Degree in Education from Southern Arkansas University at Magnolia, a Masters Degree in Education from Henderson State University at Arkadelphia and an AMP from Harvard Business School at Boston.  In 1966, Mr. Ledbetter joined Highland Resources, Inc. and coordinated organization of Southern Arkansas University Technical Branch; was promoted to Division Manager (1972), Vice President and Division Manager (1975), Senior Vice President (1980), and President in 1984.  He is past President of the Camden Chamber of Commerce; was 1977 Camden Jaycee's Man of the Year; was awarded first annual Camden Area Chamber of Commerce Community Service Award in 1983; served on Education Standards Committee of the State of Arkansas.

C. James McCormick is former Chairman of the Board of McCormick, Inc., Best Way Express, Inc., and President of JAMAC Corporation, all of Vincennes, Indiana.  He is the owner of CJ Leasing, LLC.  Mr. McCormick is former Chairman of the Board of Directors and CEO of First Bancorp, Vincennes, Indiana; former Chairman of the Vincennes University board of trustees and a Life Director of the Indiana Chamber of Commerce; and a former member of the Young President's Organization.  He is a former Chairman of the Board of the American Trucking Associations.  Mr. McCormick is a Past Chairman of the National Board of Trustees of The Fellowship of Christian Athletes.

John E. Miller was a member of the State of Arkansas House of Representatives from 1959 to 2000.  He has been self-employed in the insurance, abstract, real estate, heavy construction and farming business for more than 20 years.  He has served on the Board of Directors of Calico Rock Medical Center, Easy K Foundation, National Conference of Christians and Jews, State Advocacy Services, Lions World Services for the Blind, State Board of Easter Seals, Williams Baptist College Board of Trustees and Izard County Chapter of the American Red Cross.

Robert R. Rigler has been Chairman of the Board of Security State Bank, New Hampton, Iowa since 1989; he served as its President and CEO from 1968 to 1989.  Mr. Rigler was Iowa Superintendent of Banking from 1989 to 1991.  He was a member of the Iowa Transportation Commission from 1971 to 1986 and served as its Chairman from 1973 to 1986.  He was a member of the Iowa State Senate from 1955 to 1971 and served as a Majority and Minority Floor Leader.

L. Stanley Schoelerman was President and a Partner of Petersen Sheep & Cattle Co., Spencer, Iowa from 1964 to 2001.  He was a Director of Home Federal Savings & Loan, Spencer, Iowa, from 1969 to 1988; and Honeybee Manufacturing, Everly, Iowa, from 1974 to 1986.  He was President of Topsoil-Schoenewe, Everly, Iowa, from 1974 to 1986.  Mr. Schoelerman was Commissioner of the Iowa Department of Transportation from 1974 to 1978 and was a member of the National Motor Carrier Advisory Board of the Federal Highway Administration from 1981 to 1985.

RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(ITEM 2)

The Board of Directors has selected Smith, Carney & Co., p.c. (“Smith Carney”), an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2010.  In accordance with the resolution of the Board, this selection is being presented to the Shareholders for ratification or disapproval at this Annual Meeting.  It is not presently anticipated a representative of Smith Carney will be present at the Annual Meeting. However, should such a representative be present he will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SMITH CARNEY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Fees Incurred for Services Performed by Smith Carney

Our Board has a policy to assure the independence of its independent registered public accounting firm. The Audit Committee reviews and discusses with Smith Carney audit procedures as to the scope, fee and timing of the audit.  The Audit Committee may separately engage the independent registered public accounting firm for the annual audit and quarterly reviews and also approve various recurring audit-related and tax services on the basis of its pre-approval policies and procedures. For services of its independent registered public accounting firm that have not been so approved, the Company’s Chief Operating Officer may submit a request for the performance of such services. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members.

All services performed for us by Smith Carney in 2009 and 2008 were either separately approved by the Audit Committee or covered by the pre-approval policy as described above.

See the section herein entitled AUDIT COMMITTEE CHARTER AND REPORT and the subsection entitled  Report of the Audit Committee which sets forth, among other information, the description of the services of Smith Carney and the amounts paid to them for the years 2008 and 2009 for such services.

OTHER MATTERS

We are not aware of any matters, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting. If any other appropriate business is properly presented at the Annual Meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

CORPORATE GOVERNANCE

Our Board of Directors is responsible for providing effective governance over the Company’s affairs. Our corporate governance practices are designed to align the interests of the Board and management with those of shareholders and to promote honesty and integrity. Highlights of our corporate governance practices are described below.

Board Meetings; Committees and Meetings

The Board of Directors of the Company held four meetings during the year ended December 31, 2009.  Of the director nominees, all except Cernan attended at least 75% of such meetings.  Cernan attended 50% of the meetings.

The Company has an Investment Committee, consisting of Messrs. Ahart and Shamas.  This Committee manages the Company's investments, and met periodically during fiscal year 2009 on both a formal and informal basis; Messrs. Ahart and Shamas did not miss any meetings.

The Company has no standing nominating committee.

The Company established an Audit Committee in 2002.  Its members are Richard L. Barclay, Chairman, John Greig and Robert R. Rigler.  During 2009, the Audit Committee met two times and all members attended every meeting.  See, “Audit Committee Charter and Report.”

The Company established a Compensation Committee in November 2004, consisting of three members of the board of directors: C. James McCormick, Chairman of the Compensation Committee, Roy Ledbetter and Hayden Fry presently serve on the committee.  There were two meetings held in 2009 and all members of the Committee were present.

Board Member Nomination Process; No Nominating Committee

The Company does not have a standing nominating committee or committee performing similar functions.  The Company has been involved in establishing and growing its core business, through its wholly owned subsidiary, BNLAC, since inception of the Company and BNLAC in the middle 1980’s.  Since inception, the Company’s Board has been comprised of most of the same individuals.  The Company believes the Board’s constituency has materially aided the Company and its core business in making the decisions which have been and are necessary for the growth and business plans of the Company.  All of the Board members are considered to be independent except Messrs. Ahart, Shamas, Byrd and Tobey.  Consequently, the Company and its management believe it is not necessary for the Company to have a nominating committee.

The Company has 1,912 shareholders of record and 15,118,124 shares of its Common Stock outstanding. The Company’s Common Stock is not listed on the New York Stock Exchange and is not listed for trading through the NASDAQ system.  The independence requirements imposed by the NYSE or NASDAQ are not directly applicable.  The Company uses the independence requirements of the NASDAQ in evaluating whether a director is independent.

All nominees for election to the position of director at the Company’s 2010 Annual Shareholders’ Meeting are standing for reelection and they have been reelected since at least 1989.

The basic director nomination process has been that the executive management group, Messrs. Ahart, Shamas, Byrd and Toby (“Executive Management”), assess the needs of the Board from time to time and review the appropriate skills and characteristics to fulfill those needs.  Generally, such skills and characteristics may include personal and professional integrity; intelligence and independent judgment; board experience; experience at the policy making level in business; a commitment to serve on the Board for a number of years so that the Board member may develop knowledge about the Company and its operations, strategies and business plans; a Board member’s willingness to evaluate Executive Management’s performance objectively; and other board positions and committees on which a Board member serves.  Each year, Executive Management recommends the nominees to the entire Board which has nominated and approved the nominees as candidates for which proxies are solicited to elect such nominees at the annual meeting of shareholders.

        The diversity of the members of the Board is focused on the historical relationships with them as important contributors to the organization and operation of the Company for more than twenty (20) years; their diverse qualifications and backgrounds, skills and individual characteristics as identified or described herein.

At the annual meeting, the nomination process is that a shareholder in attendance nominates the individuals who are on the slate of nominees for whom proxies were solicited.  Nominations are open from any other shareholder in attendance.  After a full opportunity for nominations from the floor, a motion is made, seconded and voted upon for closing the nominations.  There is a full opportunity for discussion about any Board nominee.  The election of the Board members is then held.   The Company does not currently have a formal policy with regard to the consideration of any director candidates recommended by shareholders as the need for such a policy has never arisen.

Board Attendance and Annual Meeting Policy

The Board does not have a policy about directors attending the Company’s Annual Meetings of Shareholders.  Nine of the Board members attended the 2009 Annual Meeting of Shareholders.  The Board members are expected to attend Board meetings and meetings of the committees on which they serve. In 2009, there were four meetings of the Board. Each of the directors except Cernan attended at least 75% of the meetings of the Board.  Cernan attended 50% of the meetings. The Committee members attended all meetings of the committees on which they served.

Code of Ethics

The Company has a code of ethics that applies to all employees of the Company.  To receive a copy of the Company’s code of ethics without charge, contact:

Ms. Pam Randolph
BNL Financial Corporation
7530 Hwy. 107
Sherwood, Arkansas  72120

Director Independence

The Company’s Common Stock is not listed on the New York Stock Exchange and is not listed for trading through the NASDAQ system.  The independence requirements imposed by the NYSE or NASDAQ are not directly applicable.  The Company uses the independence requirements of the NASDAQ in evaluating whether a director is independent. See NASDAQ Listing Rule 5605 and IM-5605.   All of the Board members are considered to be independent except Messrs. Ahart, Shamas, Byrd and Tobey.

Audit Committee Financial Expert

Mr. Richard Barclay, the Audit Committee’s chair, was determined by the Board, based on his education and experience, to be an audit committee financial expert, as defined by applicable federal securities law. Mr. Barclay was determined by the Board to be independent.

Practice and Policy Regarding Transactions with Related Persons; No Transactions

The Company’s Executive Management (Chairman of the Board, Vice Chairman of the Board, President and Chief Operating Officer) is aware of the content of Item 404 of SEC Regulation S-K entitled “Transactions with Related Persons, Promoters and Certain Control Persons” (“Item 404”).  BNL is registered as a holding company with the Arkansas Insurance Department and BNLAC is a life and health insurance company domesticated in Arkansas.  The Arkansas insurance laws and regulations of the Arkansas Insurance Department regulate and prohibit certain transactions involving BNL, BNLAC and their affiliates including executive officers, directors and large shareholders. The Arkansas insurance laws do permit some affiliate transactions if approved by the Arkansas Insurance Commissioner.  Additionally, BNL and BNLAC have followed a practice of annually obtaining conflicts of interest statements from the executive officers and directors which require disclosure of transactions as well as other information which may constitute a conflict with the interests of BNLAC, BNL and the shareholders of BNL.  The Arkansas insurance law, regulations of the Arkansas Insurance Department and the Company’s use of an annual conflicts of interest statement are different than Item 404.

During the Company’s fiscal year 2009, it was the practice of the Executive Management that the Company not engage in any “related person” or affiliate transactions unless specifically approved by the Board of Directors and, if appropriate, by the Arkansas Insurance Department.  To the knowledge of the Executive Management, there were no “related person” or affiliate transactions during 2009 as prescribed by Item 404 exceeding $120,000.

The foregoing described practice was not in writing during 2009 except that the practice was evidenced by the Arkansas insurance laws and regulations, the Company’s annual conflict of interest statements obtained from the Executive Officers and Directors and the absence of such related party transactions.

Board Leadership Structure

Mr. Wayne E. Ahart has served as the Chairman of the Board and Chief Executive Officer since the formation of the Company approximately twenty five (25) years ago.  The Board believes that the most effective Board leadership structure for the Company at the present time is for the Chief Executive Officer to continue to serve as the Chairman of the Board, a structure which has served the Company well for many years.

The Company’s Chief Executive Officer is responsible for the day-to-day operations of the Company and setting its strategic business direction.  The performance of his responsibilities as Chairman of the Board is enhanced by his in-depth knowledge of the business, the opportunities and challenges for the Company and the capabilities and talents of the Company’s management team and other leaders.  The background and experience of Mr. Ahart qualify him to act as Chairman of the Board.  However, the Board retains the authority to modify this structure if circumstances warrant any change.

Enterprise Risk Oversight

The Company is a holding company for Brokers National Life Assurance Company, its primary, wholly owned subsidiary, which conducts a life and health insurance business and its principal product, in terms of gross revenue, is dental insurance.  The members of the Board of Directors for the Company also serve as members of the Board of Directors of Brokers National Life Assurance Company and Mr. Ahart serves as Chief Executive Officer and Chairman of the Board for Brokers National Life Assurance Company.

The Board has the overall responsibility for overseeing the risks associated with the Company’s business.  The Board accomplishes this responsibility by establishing and employing the Investment, Audit and Compensation Committees all of which report to the full Board.  The Audit and Compensation Committees are comprised of independent directors.

No Compensation Policy Risk

The compensation policies and practices for the executive officers and other key employees of the Company are annually reviewed by the Compensation Committee.  See “Compensation Committee Charter, Purposes and Processes and Report,” “Compensation of Executive Officers” and “Compensation of Directors.”  Such policies and practices do not contain any component relating to risk-taking incentives and are not reasonably likely to have a material adverse effect on the Company.

Shareholder and Interested Party Communications

A proposal submitted by a shareholder for the 2011  regular Annual Meeting of Shareholders must be received in writing by the Secretary, BNL Financial Corporation, P. O. Box 6600, North Little Rock, Arkansas 72124, no later than November 1, 2010, in order to be eligible to be included in the Company's Proxy Statement for that meeting.  Any shareholder who submits such proposals must be a record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, have held such securities for at least one year, and continue to hold such securities through the date on which the meeting is held.

Proposals for inclusion in the Proxy Statement must comply with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-8.

The Board of Directors does not have a formal process for shareholders to send written communications directly to members of the Board of Directors.  The Board has not made any determination whether or not such a process should be developed and adopted by the Board.  At the present, if a Shareholder sends a written communication to any individual Board member and addresses such written communication to the Board member at P.O. Box 6600, North Little Rock, AR  72124, or actually delivers such communication to the Corporate Secretary at 7530 Highway 107, North Little Rock, AR  72120, the Executive Management undertakes to timely forward such written communication to the Board member addressee.

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

The Audit Committee (the “Audit Committee”) of the Company’s Board of Directors reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2002. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the Audit Committee to the Company’s independent registered public accounting firm, internal auditor and management.

Report of the Audit Committee

The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Company has an Audit Committee consisting of Messrs. Barclay, Greig and Rigler.  Mr. Barclay serves as Chairman of the Audit Committee and is the Audit Committee financial expert.  Each of the members of the Audit Committee qualifies as an independent director in accordance with the NASD guidelines.  During fiscal years 2008, 2009 and 2010, the Audit Committee has met with senior members of the Company’s management, as well as the Company’s independent registered public accounting firm, Smith, Carney & Co., p.c. (“Smith Carney”).  The Audit Committee has reviewed the audited financial statements in the Company’s Annual Report on Form 10-K.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls.   Smith Carney is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by Smith Carney.

The Audit Committee also discussed with the independent registered public accounting firm, Smith Carney, matters required to be discussed by Statement on Auditing Standards No. 114.  The Committee received and discussed with Smith Carney their annual written report on their independence from the Company and its management, in accordance with PCAOB Rule 3526.

Based on those reviews and discussions, and the report of Smith Carney, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The services performed by Smith Carney in 2009 and 2008 are described below.  Smith Carney does not provide any services to the Company which are prohibited under applicable laws and regulations. To the extent Smith Carney provides the Company with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with Smith Carney’s independence. The independence of Smith Carney is also considered annually by our Board.

The Audit Committee reviewed the fees billed to BNL Financial Corporation and its subsidiaries by Smith Carney for the fiscal years ended December 31, 2009 and 2008, for the following described services and fee amounts:

Description	2009	2008
Audit fees	$239,805	$242,145
Audit-related fees	-	7,800
Tax fees	26,940	26,665
All other fees	-	-
TOTAL FEES	$266,745	$276,610

Audit fees:  This category consists of fees for the audit of our annual financial statements included in Form 10-K, the audit of our statutory financial statements, review of financial statements included in our Form 10-Q quarterly reports and assistance with regulatory filings.

Audit-related fees:  This category consists of fees for services that are reasonably related to the performance of the audit or review of our financial statements, and not reported under the caption “Audit Fees”.  These services include consultation regarding the implementation of GAAP and statutory accounting rules, and assistance with implementation of SEC rules.

Tax fees:  This category consists of fees for federal and state tax compliance and tax advice.

The Audit Committee engages the independent registered public accounting firm for the annual audit and quarterly reviews, and has adopted policies for pre-approval of audit, audit-related, tax and other services.  All of the services for which fees are shown above were specifically approved by the Audit Committee, or covered by the pre-approval policies established by the Audit Committee.

           In making its recommendation to ratify the appointment of Smith Carney as the Company's independent registered public accounting firm for the year ending December 31, 2010, the Audit Committee has considered and determined Smith Carney's performance of services other than audit services are compatible with maintaining independence of our outside accountants.

Respectfully,

AUDIT COMMITTEE
BNL FINANCIAL CORPORATION
Richard Barclay, Chairman
John Greig
Robert R. Rigler

COMPENSATION COMMITTEE CHARTER,
PURPOSES AND PROCESSES
 AND REPORT

Compensation Committee Charter

The Company’s Board of Directors created a Compensation Committee (“Compensation Committee”) and adopted a charter for the Compensation Committee.  The Compensation Committee consists of three members, C. James McCormick (Chair), Roy Ledbetter, and Hayden Fry, all of whom are independent members of the Board.   The Compensation Committee shall meet at least once annually and may meet at other times as the Compensation Committee determines.  The charter sets out the responsibilities, authority and specific duties of the Compensation Committee. It also specifies the structure and membership requirements for the Compensation Committee.

Purposes and Processes

The purposes of the Compensation Committee are (a) to recommend to the Company's Board the content and amount of compensation for the Company's designated officers, including the Company's executive officers;   (b) to review and discuss with management the Company's Compensation Discussion and Analysis ("CD&A") to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the United States Securities and Exchange Commission ("SEC"); and (c) and to prepare the Compensation Committee Report as required by the rules of the SEC.

Generally, the Compensation Committee shall proceed as follows:

-- Evaluate annually the performance of the Chief Executive Officer and Chief Operating Officer and determine, recommend to the Board and approve the compensation level the Chief Executive Officer and Chief Operating Officer based on this evaluation.

-- Evaluate annually the performance of all other designated officers of the Company and determine, recommend to the Board and approve the compensation level of all such other designated officers of the Company.

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee of the Company's Board of Directors, whose names are set forth below, state that the Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" which is required by SEC Regulation S-K, Item 402(b), 17 CFR §229.402(b), and is set forth in this Proxy Statement.

Based on such reviews and discussions, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement  and the Company's annual report on SEC Form 10-K for the year ended December 31, 2009, whether set forth herein or incorporated by reference.

This section, Compensation Committee Report, shall not be deemed to be 'soliciting material' and is 'furnished' and not 'filed' with the SEC.

The Compensation Committee:
C. James McCormick, Chairman
Roy Ledbetter
Hayden Fry

COMPENSATION OF EXECUTIVE OFFICERS

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Officer Since	Position(s)

Wayne E. Ahart	70	1984	Chief Executive Officer and Chairman of the Board

C. Don Byrd	69	1984	Vice Chairman of the Board

Kenneth Tobey	51	1988	President

Barry N. Shamas	63	1984	Executive Vice President and Treasurer, Chief Operating Officer

The Company's executive officers serve at the pleasure of the Board of Directors.  Each of the above officers also holds the same office in BNLAC.

Compensation Discussion And Analysis

The Company anticipates that the CD&A and related sections herein entitled "Compensation of Executive Officers" and  "Compensation of Directors" will change from time to time in subsequent Forms 10-K and Proxy Statements of the Company as interpretations and applications of the SEC Release develop by companies filing with the SEC or as amended by the SEC.

This CD&A pertains to the compensation of Wayne E. Ahart, CEO and Principal Executive Officer; C. Don Byrd, Vice Chairman of the Board; Kenneth Tobey, President; and Barry N. Shamas, Chief Operating Officer and Principal Financial Officer  (collectively the "Named Executive Officers" or "NEO's").

The Company does not have formalized executive compensation policies, programs or plans.  This CD&A describes the practice of the Company in compensating its NEO's.  The material elements of the Company's practice for compensating its NEO's are salary, bonuses and fringe benefits.

The Company is, and has been since inception in 1984, in a growth and development era.  The Company's outstanding common stock, approximately 15,118,124 shares, is not traded on any organized stock exchange or organized market.  The objective of the Company's NEO compensation practice is to compensate the NEO's for service as officers and employees in operating the Company and to reward the NEO's for their work in growing and developing the Company.

Salaries and fringe benefits are the elements for compensating the NEO's for their service as officers and employees in operating the Company.  A bonus is the element for rewarding the NEO's for the profitability, growth and development of the Company.  The Company chooses to pay salaries and fringe benefits in order to compensate the NEO's for their service in performing their normal and ordinary duties in operating the Company.  The Company chooses to pay bonuses in order to apply an incentive and reward for profitability.

The Company also pays fringe benefits in the form of life insurance premiums which provides a benefit to the Company in the event of the death of Messrs. Ahart, Byrd, Tobey or Shamas as they are all major stockholders and the insurance benefits may be used by their estates for liquidity to pay various items, including the satisfaction of estate taxes, rather than liquidating their stock ownership in the Company.  The Company has key man life insurance on Messrs. Ahart and Shamas but such insurance is not a fringe benefit to them.

The Company does not use specific performance elements, formulas or benchmarking for setting compensation or making compensation decisions except for the 2001 Incentive Bonus Plan for the benefit of the NEO's. The 2001 Incentive Bonus Plan provides for monthly payments of cash bonuses based on 12% of consolidated pre-tax operating income. BNLAC bears its prorata share of the bonus expense based on its pre-tax statutory profits. Under the 2001 Incentive Bonus Plan, bonus expense was $409,828, $355,359, and $511,562 under this plan for 2009, 2008 and 2007, respectively.

The Company does not have any employment contracts with the NEO's, does not have severance agreements with the NEO's, does not have any agreements with the NEO's in the event of a change in control and does not have any contractual buy-out obligations to the NEO's relevant to compensation to them.

The Company does have an agreement with Mr. Byrd which provides the Company with a right of first refusal should Mr. Byrd have an offer to buy any of his stock of the Company.  The agreement is dated December 21, 1990, and was not given or entered into as part of compensation to Mr. Byrd.

The amounts of compensation are determined by suggestions from Messrs. Ahart and Shamas and by reviewing the Company's operations, profitability, growth and development during the year and by the general experiences and knowledge of the members of the Board of Directors and Compensation Committee.

The salaries and fringe benefits paid to the NEO's fit into the Company's compensation objective of paying for normal and ordinary services and duties in operating the Company by competent and dependable executive officers.  The cash bonuses, including portions of cash bonuses paid to Messrs. Byrd and Tobey for them to purchase stock, fit into the compensation objective of giving incentives and rewards for the profitability, growth and development of the Company.

While the Company's practice for compensating its NEO's has more than one element and more than one objective, the decisions on the amount to pay for one element do not affect the decision on the amount to pay for other elements.

The only element which may have been considered as long-term compensation was a stock bonus plan for Messrs. Byrd and Tobey.  The plan provided for a bonus based on consolidated after-tax profits subject to specified limits. The bonus amount, net of taxes, was used to purchase stock in the Company.  Stock bonuses in the amount of $74,866 and $100,000 were granted in 2006 and 2005 respectively. This stock bonus plan expired December 31, 2006.  While such stock bonus plan did increase the stock ownership of Messrs. Byrd and Tobey, there is no assurance that such stock ownership will ever result in compensation to them or any other stockholder.(1)

The Company has an Employee Pension Plan which is a 401(k) for all employees and the NEO's, as employees, are eligible to participate.  Employees may elect to participate and the Company makes matching contributions.  Wayne E. Ahart, while eligible, has elected not to participate in the Employee Pension Plan.  The Company does not consider the Employee Pension Plan to be an element of NEO compensation.

In the third quarter of 2009, the board of directors voted to pay a $.05 dividend per share to its shareholders, which required approximately $760,000 of funding.

The Company's common stock is not traded on any organized stock exchange and there is no established market for the stock.  Consequently, fair market value of the Company's common stock cannot be used as any measure of the NEO's performance.

The Company's operations, growth and development.(2) can be reviewed by normal, traditional observations and information such as profitability, A.M. Best rating, use of debt, investments, policyholder claims, policyholder service, certificates of authority to do business in States, agency or broker force, type and extent of policyholders, and trends for types of business.

The Company does not have non-cash compensation for its NEO's except that the stock bonus plan, now expired, for Messrs. Byrd and Tobey may have been interpreted by some to be a non-cash form of compensation.

It has been the practice of the Board to review NEO compensation annually for any changes.

The Company, through its Board of Directors, exercises discretion in awarding compensation to the NEO's.  The Board’s consideration of awarding compensation includes the amount of the compensation and the individual NEO's performance or contribution to the Company's operations, profitability, growth and development.

1   In 2004, 2006 and 2007, the Company made issuer tender offers.  While such offers were made to all stockholders, Messrs. Ahart, Byrd, Tobey and Shamas did not tender any shares for purchase by the Company.

2   The Company's primary business operations, growth and development are those of its wholly owned subsidiary, Brokers National Life Assurance Company.

The Company has not restated or otherwise materially adjusted its earnings or other material aspects of the results of its operations.  The Company does not have any policy and has not made any decision about adjusting or recovering compensation awards or payments if any such adjustments to the Company's earnings or other material aspects of the results of its operations are ever confronted by the Company.

The 2009 salaries for the NEO’s were unchanged, their bonuses declined and their total 2009 compensation declined.  The factors considered in the decisions for their compensation included the Company’s operations, growth, development, and business and economic conditions described in this CD&A and in the MD&A.

Since the NEO compensation is reconsidered and paid each year and since the NEO's have not realized any gain on stock bonus awards and since the Company is in a growth and development era, compensation of the NEO's in prior years has not been a material element for consideration for the compensation amounts in the current year (2010).

The salaries, bonuses and fringe benefits paid to the NEO's are current expenses of the Company and deductible as expenses in both accounting and tax treatment.

The Company does not have any equity or stock ownership requirements or guidelines for its NEO's.  Please refer to the section in this Proxy Statement entitled "Beneficial Ownership of Common Stock.”

Summary Compensation Table for 2009 and 2008 Fiscal Year

The following table sets forth information concerning the 2009 and 2008 compensation of those persons, who were as of December 31, 2009, our NEOs. Additional information may be found in the narrative or supporting tables that accompany this table.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Stock Awards (e)	Option Awards (f)	Non-Equity Incentive Plan Compen- sation (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (h)	All Other Compen- sation (i)	Total (j)

Wayne Ahart,	2009	$190,000	$163,418	$-	$-	$-	$-	$84,593	$438,011
Chairman, CEO(Principal Executive Officer)	2008	$190,000	$183,974	$-	$-	$-	$-	$83,885	$457,859

Barry Shamas,	2009	$175,000	$101,864	$-	$-	$-	$-	$69,233	$346,097
Chief Operating Officer (Principal Financial Officer)	2008	$175,000	$115,446	$-	$-	$-	$-	$63,285	$353,731

C. Don Byrd,	2009	$139,200	$69,317	$-	$-	$-	$-	$56,221	$264,738
Vice Chairman of the Board	2008	$139,200	$78,856	$-	$-	$-	$-	$59,810	$277,866

Kenny Tobey,	2009	$128,600	$68,655	$-	$-	$-	$-	$41,649	$238,904
President	2008	$128,600	$77,972	$-	$-	$-	$-	$39,088	$245,660

The amounts in the column “Bonus (d),” above, are inclusive of bonuses awarded pursuant to the Company’s 2001 Incentive Bonus Plan for the named individuals, and Christmas bonuses.  It is possible that some of those bonus amounts could have, alternatively, been included in the column “Non-Equity Incentive Plan Compensation (g),” above, but bonus amounts should only be in one column so that the total compensation amounts in the “Total (j)” column would not be overstated.

The following table describes the details and amounts of All Other Compensation which is inserted into the Summary Compensation Table above.

Supplemental Table of All Other Compensation for 2009 and 2008 Fiscal Year

Name	Year	Auto	Long Term Care Insurance	College Tuition Allow.	Life Ins. Prem.	Family Portion Health Insur.	Club Dues	Out of Pocket Costs on Health Ins. Reimbursed	Director Fees	Total All Other Compensation
Wayne Ahart	2009	$2,393	$3,213	$-	$60,000	$-	$6,084	$4,903	$8,000	$84,593
	2008	$2,079	$3,213	$-	$60,000	$-	$5,917	$4,676	$8,000	$83,885

Barry Shamas	2009	$5,346	$2,303	$-	$24,169	$5,218	$-	$24,197	$8,000	$69,233
	2008	$5,733	$2,303	$-	$27,150	$4,175	$-	$15,924	$8,000	$63,285

C. Don Byrd	2009	$-	$2,677	$10,000	$22,305	$5,218	$4,351	$3,670	$8,000	$56,221
	2008	$23	$2,677	$10,000	$22,305	$4,175	$4,399	$8,231	$8,000	$59,810

Kenny Tobey	2009	$818	$1,798	$10,000	$6,323	$8,430	$1,346	$4,934	$8,000	$41,649
	2008	$536	$1,798	$10,000	$7,653	$5,852	$1,840	$3,409	$8,000	$39,088

The total number of executive officers of the Company is four and the total remuneration paid to all executive officers in 2009, as a group, was $1,287,750, including bonuses of approximately $363,703 under the executive incentive bonus plan. The Company has accrued bonuses payable at December 31, 2009, of approximately $82,406 under the executive bonus plan.

Other Compensation; Benefit Plans

In 1994, the Board of Directors and Shareholders approved the 1994 Brokers and Agents’ Nonqualified Stock Option Plan.  This plan was established as an incentive to sales persons of BNLAC.  Initially 250,000 shares were available under the plan.  The Board of Directors authorized options for an additional 1.75 million shares.  The option period may not exceed a term of five years and the duration of the plan was ten years, expiring December 14, 2004.  Of the options granted through December 2004, there were 110,425 stock options outstanding at December 31, 2007.  The number of options expiring or forfeited were 100,825 and 122,675 in 2008 and 2007, respectively.  There were 9,600 options exercised in 2008 and 12,475 options exercised in 2007. The remaining options expired in 2008.

In 2001, the Board of Directors approved the 2001 Incentive Bonus Plan for the benefit of certain Officers of the Company. The plan provides for monthly payment of cash bonuses based on 12% of consolidated pre-tax operating income. Bonus expense was $409,828, $355,359, and $511,562, under this plan for 2009, 2008 and 2007, respectively.

In March 2002, the Board of Directors approved the 2002 Non-Director, Non-Executive Stock Option Plan, subject to any necessary authorizations from any regulatory authority.  The plan is intended to assist the Company in attracting and retaining individuals of outstanding ability and to promote concurrence of their interests with those of the Shareholders of the Company.  The Company granted options for 116,000 shares prior to 2005.  No options were granted in 2008 or 2007.  The fair value of options granted is estimated using a binomial method as prescribed in SFAS No. 123(R).  There were 55,550 options outstanding at December 31, 2009.  The estimated weighted average remaining life of the options is 3.6 years and weighted average exercise price is $.69.  The options do not have a dilutive effect on earnings per share at this time, but may have such an effect in the future.

The Company had a stock bonus plan for the benefit of Don Byrd and Kenny Tobey, Vice Chairman of the Board and President of the corporation.  The plan provided for a bonus based on consolidated after-tax profits subject to specified limits.  The bonus amount, net of taxes, was used to purchase stock in the Company.  Stock bonuses in the amount of $74,866, and $100,000 were granted in 2006 and 2005, respectively. This stock bonus plan had a lifetime limit of a total of 800,000, (400,000 shares for each participant; Messrs. Byrd and Tobey).  In 2006, the limit of 800,000 shares was reached and no further stock bonuses will be granted under this plan.

The Company has an Employee Pension Plan that is a qualified retirement plan under the Internal Revenue Code.  All employees who have attained age 21 and have completed one year of service are eligible to contribute.  Employer contributions are discretionary.  The Company contributed $$66,566, $65,896, and $64,795, in 2009, 2008 and 2007, respectively

Other Tables Not Applicable

The United States Securities & Exchange Commission issued its Release 33-8732A and 34-54302A (referred to in this report as the "Release"), dated August 29, 2006, which is entitled "EXECUTIVE COMPENSATION AND RELATED PERSON DISCLOSURE."  The effective date of the Release is November 7, 2006, and pertains to BNL’s reports and filings for the year end December 31, 2006, and reports or filings in 2007 and thereafter.  The Release is approximately 436 pages.

The Release significantly amended Item 402 of Regulation S-K pertaining to the presentation of information about executive compensation and specified tables and data for Grants of Plan-Based Awards, Outstanding Equity Awards, Option Exercises and Stock Vested, Pension Benefits, Non-Qualified Deferred Compensation, and Termination Payments and Change-In-Control Agreements.  The Company believes that such tables and data are not applicable to the Company’s compensation of its NEO’s.  Respectfully, the Company has presented the material tables and information about its NEO compensation and Director compensation, also required by the new changes to Item 402, all as prescribed by such regulations.

COMPENSATION OF DIRECTORS

Each director received a fee of $1,000 per company, plus reasonable travel expenses for each meeting of the Board of Directors attended.  The members of the Audit and Compensation Committees received $1000 for each meeting attended and the Chairman of each committee received $2,000 for each meeting attended, plus reasonable travel expenses.  The following table sets forth certain information regarding remuneration of directors during the year ended December 31, 2009, except that the compensation paid to Wayne Ahart, Barry Shamas, Don Byrd and Kenneth Tobey as directors is included in the Summary Compensation Table and Supplemental Table of All Other Compensation, above.

Directors’ 2009 Compensation Table

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)

Cecil L. Alexander	$8,000	$-	$-	$-	$-	$-	$8,000

Richard L. Barclay, Member and Chair of Audit Committee	$12,000	$-	$-	$-	$-	$-	$12,000

Eugene A. Cernan	$4,000	$-	$-	$-	$-	$-	$4,000

Hayden Fry	$10,000	$-	$-	$-	$-	$-	$10,000

John Greig, Member Audit Committee	$10,000	$-	$-	$-	$-	$-	$10,000

Roy E. Ledbetter, Member Compensation Committee	$10,000	$-	$-	$-	$-	$-	$10,000

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards (c)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)

C. James McCormick Member and Chair of Compensation Committee	$11,000	$-	$-	$-	$-	$-	$11,000

John E. Miller	$8,000	$-	$-	$-	$-	$-	$8,000

Robert R. Rigler, Member Audit Committee	$10,000	$-	$-	$-	$-	$-	$10,000

L. Stanley Schoelerman	$8,000	$-	$-	$-	$-	$-	$8,000

FORM 10-K

Upon written request to the Secretary, BNL Financial Corporation, P. O. Box 6600, North Little Rock, Arkansas 72124, shareholders will be provided a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2009, without charge.

NOTICE OF INTERNET AVAILABILITY OF 2010 PROXY MATERIALS

PLEASE TAKE NOTICE that the 2010 Proxy statement and the 2009 Annual Report to Shareholders of BNL Financial Corporation (the “Company”) is available free of charge on the internet on the website of the Company’s wholly owned subsidiary Brokers National Life Assurance Company, http://www.bnlac.com, under the tab for Financial Information

PROXY	BNL FINANCIAL CORPORATION	PROXY
7530 Hwy 107 Sherwood, AR 72120

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wayne E. Ahart and Don Byrd or either of them (unless their names are stricken), or _______________________________, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of BNL Financial Corporation (the "Company") which  the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Radisson Hotel Des Moines Airport,  Des Moines, Iowa,  on Thursday, May 27, 2010 at 12:00 noon and all adjournments thereof, as fully as the undersigned could do if personally present, on the matters set out below as described in the Company's Proxy Statement and in their discretion upon any other business which may properly come before said Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.  Election of the following 14 Directors of the Company:  To vote for all Director nominees, mark the "For" box.  To withhold voting for all nominees, mark the "Withhold" box.  If you do not wish your Shares voted "For" a particular nominee, mark the "Exceptions" box.

NOMINEES:  Wayne E. Ahart, C. Don Byrd, Kenneth Tobey, Barry N. Shamas, Cecil Alexander, Richard Barclay, Eugene A. Cernan,  Hayden Fry,  John Greig, Roy Ledbetter, John E. Miller, C. James McCormick,  Robert R. Rigler and L. Stanley Schoelerman.

____ FOR all nominees listed above____WITHHOLD authority ____Exceptions*
to vote for all nominees listed above

*EXCEPTIONS:  To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.

2.  Proposal to ratify the selection of Smith, Carney & Co., P.C. as the Company's independent registered public accounting firm for the year ending  December 31, 2010.
___FOR____AGAINST____ABSTAIN

3.  In their discretion, on such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s).  If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Date: __________________________________, 2010                   Phone No.___________________________________

______________________________________________________________________________________
Signature of Shareholder(s)                                 Signature of Shareholder(s)

Please sign above exactly as name(s) appear at left.  Where stock is registered jointly in the names of two or more persons ALL should sign.  When signing as attorney, executor, administrator, guardian, custodian, or corporate official, please give your full title as such.  Please mark, sign, date and return this Proxy promptly using the enclosed self-addressed, postage prepaid envelope.